Exhibit 99.1 (b)

                            Exten Industries, Inc.
                   Unaudited Pro Forma Financial Information
                     For the Year Ended November 30, 2000


Pro Forma Financial Information

     The acquisition of Multi-Cell Associates, Inc. has been accounted for under the purchase method of accounting. The Company paid $2,200,000 of which $750,000 was paid in cash and the remaining $1,450,000 was paid by the issuance of 12,083,334 shares of Exten Industries common stock.
     The following is a condensed consolidated unaudited pro forma balance sheet and statement of operations as of and for the year ended
     November 30, 2000.

                     Exten Industries, Inc. (Consolidated)
                       Unaudited Pro Forma Balance Sheet
                            As of November 30, 2000

     Assets:
          Cash and cash equivalents                          $    (63,474)
          Accounts receivable                                      96,714
          Note receivable                                         132,500
          Other current assets                                     92,092
                                                             ------------
               Total current assets                               257,832
          Property and equipment, net                             194,528
          Intangible assets                                     2,145,124
          Other assets                                            100,038
                                                             ------------
     Total Assets                                            $  2,697,522
                                                             ============


     Liabilities:
          Accounts payable and accrued expenses              $    486,662
          Current portion of notes payable                        509,848
                                                             ------------
               Total current liabilities                          996,510
          Notes payable                                           125,000
                                                             ------------
     Total liabilities                                          1,121,510

     Minority interest                                            158,581

     Stockholders' Equity:
          Common Stock, $.01 par value; 200,000,000 shares
               authorized; 85,669,83 issued and outstanding       735,865
          Additional paid-in capital                           12,859,980
          Stock subscription receivable                           (81,500)
          Deferred compensation costs                             (16,500)
          Deficit accumulated prior to the development stage  (10,084,284)
          Deficit accumulated during development stage         (1,996,130)
                                                             ------------
     Total stockholders' equity                                 1,417,431

     Total Liabilities and Stockholders' Equity              $  2,697,522
                                                             ============

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                            Exten Industries, Inc.
                   Unaudited Pro Forma Financial Information
                     For the Years Ended November 30, 2000

Pro Forma Financial Information, continued

                     Exten Industries, Inc. (Consolidated)
                  Unaudited Pro Forma Statement of Operations
                     For the year ended November 30, 2000

     Revenues:
          Government contracts                               $    630,252
          Research contracts                                      316,667
                                                             ------------
     Total revenues                                               946,919

     Expenses:
          Research and development                              1,278,139
          General and administrative                              381,721
          Depreciation and amortization                            45,914
                                                             ------------
     Total expenses                                             1,705,774
                                                             ------------

     Operating loss                                              (758,855)

     Other income (expense)                                        94,896
                                                             ------------

     Income loss before taxes                                    (663,959)

     Income taxes                                                     250
                                                             ------------

     Net loss                                                $   (664,209)
                                                             ============

     Loss per average common share                                 $(.01
                                                             ============)

     Average common shares outstanding                         73,208,345
                                                             ============

     The above condensed consolidated unaudited pro forma statements reflects the adoption of SFAS No. 141 "Business Combinations", on a pro forma basis. The net assets acquired were approximately $28,000, with the balance of approximately $2,172,000 reflected as an intangible asset. Multi-Cell Associates, Inc. has an exclusive licensing agreement with Rhode Island Hospital for the use of certain patent technology.
     The license agreement is effective as long as the Company utilizes the technology. The patents under this license agreement will expire from 2009 through 2020. The Company will apply SFAS No. 141 effective the date of the business combination, September 13, 2001.

     In addition, the Company eliminated $105,000 of intercompany research contract income and research and development expenses during the year ended November 30, 2000 and amortization of $27,000 related to the intangible assets.


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